                                                                    EXHIBIT 10.2


--------------------------------------------------------------------------------


                           VOTING AND OPTION AGREEMENT





                                 BY AND BETWEEN


                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.


                                       AND


                          STATIA TERMINAL HOLDINGS N.V.


                          Dated as of November 12, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I

         DEFINITIONS..............................................................................................2

         Section 1.1  Definitions.................................................................................2

ARTICLE II

         VOTING...................................................................................................2

         Section 2.1  Agreement to Vote the Subject Shares........................................................2

ARTICLE III

         PURCHASE OPTION..........................................................................................3

         Section 3.1  Option Grant................................................................................3
         Section 3.2  Adjustment upon Changes in Capitalization or Merger.........................................3
         Section 3.3  Exercise of Option..........................................................................3
         Section 3.4  Definitions.................................................................................4
         Section 3.5  Termination of Option.......................................................................4
         Section 3.6  Subsequent Sale of Shares...................................................................4

ARTICLE IV

         COVENANTS................................................................................................5

         Section 4.1  Generally...................................................................................5
         Section 4.2  No Solicitation of Other Offers.............................................................5
         Section 4.3  Restrictions on Purchases...................................................................6
         Section 4.4  Section 338 Election........................................................................6

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF HOLDINGS...............................................................6

         Section 5.1  Due Organization, Good Standing and Corporate Power.........................................6
         Section 5.2  Authorization and Validity of this Agreement................................................6
         Section 5.3  Consents and Approvals; No Violations.......................................................7
         Section 5.4  Broker's or Finder's Fee....................................................................7
         Section 5.5  No Encumbrances.............................................................................7



                                      (i)

                                                                                                               Page
                                                                                                               ----
ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................................................7

         Section 6.1  Due Organization, Good Standing and Corporate Power.........................................7
         Section 6.2  Authorization and Validity of this Agreement................................................7
         Section 6.3  Consents and Approvals; No Violations.......................................................8
         Section 6.4  Broker's or Finder's Fee....................................................................8
         Section 6.5  Investment Intent...........................................................................8

ARTICLE VII

         MISCELLANEOUS............................................................................................8

         Section 7.1  Holdings Capacity...........................................................................8
         Section 7.2  Publication.................................................................................8
         Section 7.3  Further Actions.............................................................................8
         Section 7.4  Entire Agreement............................................................................8
         Section 7.5  Binding Effect; Benefit; Assignment.........................................................9
         Section 7.6  Amendments, Waivers, etc....................................................................9
         Section 7.7  Notices.....................................................................................9
         Section 7.8  Specific Enforcement.......................................................................10
         Section 7.9  Remedies Cumulative........................................................................10
         Section 7.10  No Waiver.................................................................................10
         Section 7.11  Applicable Law............................................................................10
         Section 7.12  Headings..................................................................................11
         Section 7.13  Counterparts..............................................................................11
         Section 7.14  Termination...............................................................................11


                                      (ii)

                           VOTING AND OPTION AGREEMENT


                  VOTING AND OPTION AGREEMENT (this "Agreement") dated as of November 12, 2001, by and between Kaneb Pipe Line Operating Partnership, L.P. ("Purchaser"), a Delaware limited partnership, and Statia Terminals Holdings N.V. ("Holdings"), a Netherlands Antilles company and a shareholder of Statia Terminals Group N.V. (the "Company"), a Netherlands Antilles company.

                                   WITNESSETH:

                  WHEREAS, Purchaser and the Company propose to enter into a Stock Purchase Agreement, dated as of the date hereof (as the same may be amended or supplemented, the "Stock Purchase Agreement"), pursuant to which Purchaser is to purchase from the Company, and the Company is to sell to Purchaser, subject to the terms and conditions of the Stock Purchase Agreement,
(a) 6,100 common shares (the "Statia International Common Shares"), par value $1.00, of Statia Terminals International N.V. ("Statia International"), a Netherlands Antilles limited liability company, (b) 1,220 shares of common stock (the "Statia Technology Common Shares"), par value $0.01, of Statia Technology, Inc. ("Statia Technology"), a Delaware corporation, and (c) 471,720 common shares (the "Statia Marine Common Shares" and, collectively with the Statia International Common Shares and the Statia Technology Common Shares, the "Subsidiary Stock"), par value $0.01, of Statia Marine, Inc. ("Statia Marine" and, collectively with Statia International and Statia Technology, the "Operating Subsidiaries"), a Cayman Islands company;

                  WHEREAS, the sale of the Subsidiary Stock must be approved by the shareholders of the Company;

                  WHEREAS, as of the date hereof, Holdings beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 3,800,000 class B subordinated shares (the "Subordinated Shares"), par value $0.01 per share, of the Company and 38,000 class C shares (the "Incentive Shares" and, together with the Subordinated Shares, the "Shares"), par value $0.01 per share, of the Company, as such Shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, amalgamation, consolidation, reorganization or other change in the capital structure of the Company (such shares of the capital stock of the Company, together with any other Shares the beneficial ownership of which is acquired by Holdings during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the "Subject Shares"); and

                  WHEREAS, as a condition to the willingness of Purchaser to enter into the Stock Purchase Agreement, and as an inducement and in consideration therefor, Purchaser has required that Holdings agree, and Holdings has agreed, to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

                                   ARTICLE II

                                     VOTING

         Section 2.1 Agreement to Vote the Subject Shares. Holdings hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, Holdings shall vote (or cause to be voted) the Subject Shares (a) subject to satisfaction of the condition set forth in Section 6.1(f)(ii) of the Stock Purchase Agreement, in favor of the approval and the adoption of (x) the Stock Purchase Agreement, (y) the sale of the Operating Subsidiaries pursuant thereto and each of the other transactions contemplated therein and (z) the amendments to the Company Articles contemplated by the Stock Purchase Agreement, (b) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Stock Purchase Agreement or of Holdings under this Agreement and (c) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the transactions contemplated by the Stock Purchase Agreement): (i) any extraordinary corporate transaction, such as an amalgamation, merger, consolidation or other business combination involving the Company or any of its Subsidiaries and resulting from any Acquisition Proposal; (ii) a sale, lease or transfer of a significant part of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries (each of the actions in clauses (i) and (ii), a "Business Combination"); and (iii) (A) any change in the present capitalization of the Company or any amendment of the Company Articles (other than the amendments contemplated by the Stock Purchase Agreement); (B) any other material change in the corporate structure or business of the Company; or (C) any other action involving the Company or any of its Subsidiaries that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by this Agreement or the Stock Purchase Agreement.

                                   ARTICLE III

                                 PURCHASE OPTION

         Section 3.1 Option Grant. Holdings hereby grants to Purchaser an irrevocable option (the "Option") to purchase, at any time after the occurrence of a Triggering Event (as hereinafter defined), all, but not less than all, of the Subject Shares at a purchase price (the "Exercise Price") (a) per Subordinated Share equal to $16.40, and (b) per Incentive Share equal to $232.89. The Option shall not be exercisable (i) unless all waiting periods under any Antitrust Laws, if any, required for the purchase of such Shares pursuant to the Option shall have expired or been waived and (ii) if there shall then be in effect any preliminary injunction or other non-final order issued by any Governmental Entity prohibiting the exercise of the Option. Holdings shall promptly notify Purchaser in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice is not a condition to the right of Purchaser to exercise the Option. If a Triggering Event occurs during a period of time when the Option is not exercisable because any of the circumstances described in clause (i) or clause (ii) of the second sentence of this Section 3.1 exists, the Option shall be exercisable until the expiration of the twenty (20) Business Day period commencing on the date that such circumstances do not exist.

         Section 3.2 Adjustment upon Changes in Capitalization or Merger. (a) In the event of any change in the outstanding number of Subordinated Shares and/or Incentive Shares by reason of a stock dividend, stock split, reverse stock split, split-up, amalgamation, merger, consolidation, recapitalization, combination, conversion, exchange of shares, extraordinary or liquidating dividend or similar transaction that would affect Purchaser's rights hereunder, the type and number of shares or securities purchasable upon the exercise of the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, as shall fully preserve the economic benefits provided hereunder to Purchaser and the full satisfaction of the obligations of Holdings hereunder.

                  (b) Without limiting the foregoing, whenever the number of Shares purchasable upon exercise of the Option is adjusted as provided in this
Section 3.2, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which is equal to the number of Subordinated Shares and/or Incentive Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Subordinated Shares and/or Incentive Shares purchasable after the adjustment.

         Section 3.3 Exercise of Option. In the event Purchaser wishes to exercise the Option, it shall send a written notice (the "Notice") to Holdings specifying a date (not less than two (2) Business Days and not more than ten
(10) Business Days after the date of such Notice) for the closing (the "Option Closing") of the purchase of the Subject Shares. The Option Closing shall take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York. At any Option Closing, Purchaser shall deliver to Holdings, by wire transfer of immediately available funds to and account designated by Holdings to Purchaser prior to the Option Closing, the Exercise Price payable in respect of the Subject Shares and Holdings shall deliver to Purchaser the Subject Shares, free and clear of all Liens, with the certificate or certificates, if any, evidencing the Subject Shares being duly endorsed or acknowledged for transfer by Holding (and otherwise acknowledged on behalf of the Company), and any deeds of transfer relating to the Subject Shares, and, in each case, accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Purchaser. Holdings shall pay all expenses, and any and all United States federal, state, local and foreign taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3.3 in the name of Purchaser or its designee.

         Section 3.4 Definitions. "Triggering Event" shall mean any one of the following:

         (a) the Stock Purchase Agreement becomes terminable under circumstances that would entitle Purchaser to termination fees under Section 8.1(b) of the Stock Purchase Agreement (regardless of whether the Stock Purchase Agreement is actually terminated);

         (b) an Acquisition Proposal shall have been made by any Person (other than Purchaser); or

         (c) it shall have been publicly disclosed or Purchaser shall have otherwise learned that: any Person or "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than Purchaser) shall have acquired or proposed to acquire beneficial ownership of more than fifteen percent (15%) of any class or series of capital stock of the Company (including the Subordinated Shares and Incentive Shares), through the acquisition of Shares, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than fifteen percent (15%) of any class or series of capital stock of the Company.

         Section 3.5 Termination of Option. The Option shall terminate upon the earlier of: (a) termination of the Stock Purchase Agreement, other than any termination upon or during the continuation of a Triggering Event (i) by Purchaser pursuant to Section 6.3(d)(i) of the Stock Purchase Agreement or (ii) by the Company pursuant to Section 6.3(c) of the Stock Purchase Agreement and
(b) sixty (60) days following any termination of the Stock Purchase Agreement upon or during the continuation of a Triggering Event (i) by Purchaser pursuant to Section 6.3(d)(i) of the Stock Purchase Agreement or (ii) by the Company pursuant to Section 6.3(c) of the Stock Purchase Agreement (or if, at the expiration of such sixty (60)-day period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, twenty (20) Business Days after such impediment to exercise has been removed or has become final and not subject to appeal).

         Section 3.6 Subsequent Sale of Shares. In the event that Purchaser has exercised the Option and, at any time prior to the earlier of (a) the second
(2nd) anniversary of the date of the Option Closing and (b) the date on which Purchaser acquires the Subsidiary Stock, (i) the Company consummates or agrees to consummate a Business Combination (other than a Business Combination as a consequence of which the Company or its assets will be wholly owned by Purchaser or any of its Affiliates), (ii) Purchaser or any of its Affiliates disposes or agrees to dispose of any or all of the Subject Shares to any Person (other than an Affiliate of Purchaser) or to the Company or any Affiliate thereof in connection with a Business Combination (other than a Business Combination as a consequence of which the Company or its assets will be wholly owned by Purchaser or any of its Affiliates), or (iii) Purchaser or any of its Affiliates realizes proceeds in respect of any or all of the Subject Shares owned by Purchaser or any of its Affiliates at such time as a result of a distribution to Purchaser or any of its Affiliates by the Company following a Business Combination (other than a Business Combination as a consequence of which the Company or its assets will be wholly owned by Purchaser or any of its Affiliates), in each case at a per share price or with per share proceeds (including, in the case of clause (iii), the remaining value of the Subject Shares) (the "Subsequent Price"), if any, with a value in excess of the relevant Exercise Price, Purchaser or any of its Affiliates shall, upon such consummation, disposition or distribution, promptly pay to Holdings an amount equal to the product of (A) the amount by which the Subsequent Price exceeds the relevant Exercise Price, multiplied by (B) the number of Subordinated Shares or, as the case may be, Incentive Shares. In the event of any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, the capitalization of the Company and the relevant Exercise Price shall be appropriately adjusted for purposes of this Section 3.6 to take account of such event. Nothing in this Section 3.6 shall require Purchaser to pay to Holdings any amount payable by the Company to Purchaser pursuant to
Section 8.1(b) of the Stock Purchase Agreement.

         For purposes of this Section 3.6, "Business Combination" shall mean any merger, acquisition, consolidation, reorganization, recapitalization, liquidation, dissolution or similar transaction (other than the transactions contemplated by the Stock Purchase Agreement) involving, or a sale of all or substantially all of the assets or equity securities of, the Company.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Generally. Holdings agrees that, except as contemplated by the terms of this Agreement, Holdings shall not and shall cause its Affiliates not to (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares; (b) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares; or (c) take any action that would have the effect of preventing or disabling Holdings from performing its obligations under this Agreement.

         Section 4.2 No Solicitation of Other Offers. Holdings shall, and shall use its reasonable efforts to cause its Affiliates and each of its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents immediately to, cease any discussions or negotiations with any other Person or Persons that may be ongoing with respect to any Acquisition Proposal. Holdings shall not take, and shall use its commercially reasonable efforts to cause its Affiliates and its and their respective officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or Affiliates not to take, any action (a) to encourage knowingly, solicit, initiate or facilitate, directly or indirectly, the making or submission of any Acquisition Proposal, (b) to enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or to agree to approve or endorse any Acquisition Proposal, (c) to initiate or participate in any way in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Purchaser) in connection with any Acquisition Proposal, or
(d) to facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

         Section 4.3 Restrictions on Purchases. Neither Purchaser nor any Affiliate of Purchaser shall purchase any Company Shares unless and until Purchaser has exercised the Option and acquired the Subject Shares.

         Section 4.4 Section 338 Election. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser or any Affiliate of Purchaser acquires or becomes the owner, for U.S. federal income tax purposes, of any Company Shares (other than Company Shares held by Holdings) at any time that Holdings is the owner, for U.S. federal income tax purposes, of any Company Shares, neither Purchaser nor any Affiliate of Purchaser shall make, or permit to be made, an election under Section 338 of the Code with respect to such Company Shares or with respect to any of the transactions contemplated by the Stock Purchase Agreement, unless Holdings provides prior express written consent to any such election.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

                  Holdings hereby represents and warrants to Purchaser as follows:

         Section 5.1 Due Organization, Good Standing and Corporate Power. Holdings is a limited liability company in the form of a "naamloze venootschap" duly organized, validly existing and in good standing under the laws of the Netherlands Antilles

         Section 5.2 Authorization and Validity of this Agreement. Holdings has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Holdings, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and its shareholders, and no other corporate action on the part of Holdings is necessary to authorize the execution, delivery and performance of this Agreement by Holdings and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holdings and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         Section 5.3 Consents and Approvals; No Violations. Assuming the filings required under the Antitrust Laws, if any, are made and the applicable waiting periods thereunder have been terminated or have expired, the execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby do not: (a) violate or conflict with any provision of the Articles of Incorporation of Holdings; (b) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Holdings or by which any of its properties or assets may be bound; or (c) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity except for, if the Option is exercised, (i) the expiration of the waiting period under the HSR Act and (ii) any notification or application that may be required under the Investment Canada Act.

         Section 5.4 Broker's or Finder's Fee. No agent, broker, investment bank, Person or firm acting on behalf of Holdings is, or shall be, entitled to any commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto, or from any Affiliate of the parties hereto.

         Section 5.5 No Encumbrances. The Subject Shares are now, and at all times during the term hereof will be, held by Holdings, or by a nominee or custodian for the benefit of Holdings, free and clear of all Liens except for any Liens arising hereunder. The transfer by Holdings of the Subject Shares to Purchaser pursuant to the Option shall pass to and unconditionally vest in Purchaser good and valid title to all of the Subject Shares, free and clear of all Liens whatsoever, other than any Liens created by Purchaser.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Holdings as follows:

         Section 6.1 Due Organization, Good Standing and Corporate Power. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 6.2 Authorization and Validity of this Agreement. Purchaser has the requisite partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its general partner, and no other partnership action on the part of Purchaser is necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         Section 6.3 Consents and Approvals; No Violations. Assuming the filings required under the Antitrust Laws, if any, are made and the applicable waiting periods thereunder have been terminated or have expired, the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not: (a) violate or conflict with any provision of the Limited Partnership Agreement of Purchaser; (b) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any Governmental Entity applicable to Purchaser or by which any of its properties or assets may be bound; or (c) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity except for, if the Option is exercised, (i) the expiration of the waiting period under the HSR Act and (ii) any notification or application that may be required under the Investment Canada Act.

         Section 6.4 Broker's or Finder's Fee. No agent, broker, investment bank, Person or firm acting on behalf of Purchaser is, or shall be, entitled to any commission or broker's or finder's fees in connection with this Agreement or any of the transactions contemplated hereby from any of the parties hereto, or from any Affiliate of the parties hereto.

         Section 6.5 Investment Intent. The purchase of the Subject Shares from Holdings pursuant to this Agreement is for the account of Purchaser for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of any applicable provisions of the Securities Act.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Holdings Capacity. Holdings executes this Agreement solely in its capacity as the record holder or beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken by any officer, director, partner or Affiliate of Holdings in his or her capacity as an officer or director of the Company.

         Section 7.2 Publication. Holdings and Purchaser hereby permit the Company to publish and disclose in the Proxy Materials the identity of Holdings and ownership of the Subject Shares and the nature of the commitments, arrangements, and understandings of Holdings and Purchaser pursuant to this Agreement.

         Section 7.3 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it shall use its commercially reasonable efforts to do all things necessary to convey the Subject Shares pursuant to the Option in accordance with this Agreement.

         Section 7.4 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

         Section 7.5 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person, other than the parties hereto, any rights or remedies.

         Section 7.6 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

         Section 7.7 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or sent by facsimile (upon confirmation of receipt), as follows:

                  (a)      if to Holdings, to it:

                           c/o Statia Terminals, Inc.
                           800 Fairway Drive
                           Suite 295
                           Deerfield Beach, Florida 33441
                           Attention: James G. Cameron, President
                           Fax: (954) 570-3453

                  (b)      if to Purchaser, to it at:

                           Kaneb Pipe Line Operating Partnership, L.P.
                           2435 N. Central Expressway
                           Suite 700
                           Richardson, TX  75080
                           Attention:  Mr. Edward D. Doherty
                           Fax:  (972) 699-1894

                  with a copy (which shall not constitute notice) to:

                           Fulbright & Jaworski L.L.P
                           2200 Ross Avenue
                           Suite 2800
                           Dallas, TX  75201
                           Attention:  Kenneth L. Stewart, Esq.
                           Fax:  (214) 855-8200

or to such other Person or address as either party shall specify by notice in writing to other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery, except for a notice of a change of address, which shall be effective only upon receipt thereof.

         Section 7.8 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 7.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 7.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 7.11 Applicable Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE AND COUNTY OF NEW YORK SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND THE PROPERTY OF SUCH PARTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.7, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 7.12 Headings. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 7.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  Section 7.14 Termination. Subject to the last sentence of this
Section 7.14, this Agreement shall terminate, and none of Purchaser, the Company nor Holdings shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the date on which the Stock Purchase Agreement is terminated by Purchaser in accordance with its terms, (b) the date on which the Subsidiary Stock is purchased by Purchaser pursuant to the Stock Purchase Agreement, (c) the date on which the Subject Shares are purchased pursuant to the Option and (d) the mutual consent of Purchaser and Holdings. Notwithstanding the foregoing, Article III of this Agreement shall survive in accordance with its terms and Article VII shall survive the termination of this Agreement.

                                      * * *

                  IN WITNESS WHEREOF, Purchaser and Holdings have caused this Agreement to be duly executed as of the day and year first above written.

                                     KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

                                     By   KANEB PIPE LINE COMPANY LLC, its
                                             general partner



                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     STATIA TERMINALS HOLDINGS N.V.


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

The undersigned confirms receipt of a copy of this Agreement and acknowledges and approves the contents hereof.

STATIA TERMINALS GROUP N.V.

By
   ---------------------------
   Name:
   Title:

By
   ---------------------------
   Name:
   Title: